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                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT is dated as of March 14, 2003, by and between Active IQ Technologies, Inc., a Minnesota corporation (the "SELLER"), and Stellent, Inc., a Minnesota corporation (the "BUYER").

                                    RECITALS

         A. Seller is engaged in the business of distributing enterprise content management software solutions to customers on a hosted basis (the "HOSTED BUSINESS");

         B. Through Red Wing Business Systems, Inc. and Champion Business Systems, Inc., wholly owned subsidiaries of Seller, Seller is also engaged in the business of developing, integrating and supporting the accounting and financial software needs of small to medium sized business (the "RED WING BUSINESS").

         C. Seller has entered into an asset purchase agreement dated February 17, 2003 pursuant to which it has agreed to sell all of the assets related to the Red Wing Business to Red Wing Software, Inc. (the "RED WING PURCHASER" and such agreement, the "RED WING AGREEMENT").

         D. Seller desires to sell and Buyer desires to purchase certain of the assets of Seller used in the Hosted Business on the terms and subject to the conditions and exceptions of this Agreement.

                              TERMS AND CONDITIONS

         In consideration of the foregoing recitals and of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

         1. PURCHASE AND SALE OF ASSETS.

                  1.1 Generally. On the terms and subject to the conditions of this Agreement, Seller agrees to sell, transfer, assign, convey and deliver to Buyer, and Buyer agrees to purchase from Seller, on and as of the Closing Date (as defined in SECTION 4), all right, title and interest in and to all of the Purchased Assets (as hereinafter defined), wherever located and whether or not reflected in its books and records, but expressly excluding the Excluded Assets (as defined in SECTION 1.2). Subject to such express exclusion, the "PURCHASED ASSETS" means all assets used in connection with the Hosted Business, including without limitation, all of the following property, assets and rights:

                           (a) All machinery, equipment, office equipment,
                  telephone equipment, accessories, packing materials, product literature, supplies and other miscellaneous tangible personal property used in the Hosted Business, as listed on SCHEDULE 1.1(a), together with the off the shelf software listed on
                  SCHEDULE 1.1(a)(i) (collectively, the "EQUIPMENT");


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                           (b) All rights of Seller under any warranty or
                  guarantee by any manufacturer, supplier or other transferor of any of the Purchased Assets;

                           (c) All rights of Seller under purchase orders
                  related to the Hosted Business issued by it in the ordinary course of operating the Hosted Business ("PURCHASE ORDERS");

                           (d) All rights of Seller under the contracts of
                  Seller identified on SCHEDULE 1.1(d) to provide service or maintenance relating to Purchased Assets (the "SERVICE CONTRACTS"), to resell third party software (the "RESELLER AGREEMENTS") and for other agreements related to the Hosted Business and identified on SCHEDULE 1.1(d) (collectively, the "CONTRACTS");

                           (e) All of Seller's rights, title and interests in
                  and to the Copyrights, Patents, Trademarks, Trade Secrets (each as hereinafter defined), and any other intellectual property relating to or used in the Hosted Business (collectively, the "INTELLECTUAL PROPERTY").

                  The Intellectual Property includes, without limitation, all Intellectual Property listed on SCHEDULE 1.1(e) and all of Seller's right, title and interest in and to (i) all versions (whether or not released) of the object code, source code and scripts for the software listed on SCHEDULE 1.1(e)(i) and any related software or firmware, prebuilt solutions, or scripts conceived, created, reduced to practice, developed or under development by or on behalf of Seller, together with all documentation related thereto (collectively, the "PROPRIETARY SOFTWARE PRODUCTS"), together with all third-party computer software and firmware incorporated therein or necessary for the development, operation, maintenance or support thereof and all documentation related thereto (collectively, and together with the Proprietary Software Products, the "SOFTWARE"); (ii) all names and slogans, variations or components of and logos associated with such names and slogans, together with the goodwill associated therewith, and the URLs and domain names related to the Hosted Business; (iii) the product literature related to the Hosted Business; (iv) all other intellectual property and intellectual property rights as are necessary or useful for the ownership of the Software and the conduct of the Hosted Business as currently conducted; and (v) all licenses and sublicenses granted and obtained with regard thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions.

                  As used in this Agreement, the following terms have the following meanings:

                           "COPYRIGHTS" means all computer code or programs,
                  whether in the source code or object code version (together with and including any algorithm, flowchart, schematic, diagram, header file, library, object, specification, annotation, or other documentation related thereto, and together with and including any prebuilt solutions and scripts), artwork, illustrations, graphics, icons, audio works, video clips, audio-visual works, photographs, descriptive or other text, data, databases, research, reports, analyses, forecasts, and business plans, all other works of authorship and any other works recognized as copyrightable subject matter under the laws of any country or political subdivision thereof or any bilateral or international convention or treaty, together with all worldwide



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                  copyrights therein (and all applications, rights to make
                  applications, registrations, recordations, renewals, extensions, reversions or restorations thereof and therefor).

                           "PATENTS" means all inventions, improvements,
                  innovations, ideas, concepts, designs, processes, methods and techniques and know-how (whether patentable, patented, reduced to practice or not), and all other subject matter recognized as patentable under the laws of any country, or any political subdivision thereof, or under any bilateral or international treaty or convention, together with all patent rights granted therein (or applications therefor) and all reissues, reexaminations and extensions thereof, and all divisionals, substitutions, renewals, continuations and continuations-in-part, thereof.

                           "TRADEMARKS" means all trademarks, trade names,
                  service marks, slogans, logos, trade dress, internet domain names, other electronic communications identifications and other sources of business identification recognized in any country, or any political subdivision thereof or under any bilateral or international treaty or convention (whether registered or unregistered), together with all related contract rights and all registrations, recordings and renewals thereof (and all applications in connection therewith) and together with the goodwill associated therewith; and

                           "TRADE SECRETS" means all confidential information or
                  other items recognized as "trade secrets" under the laws of any country, or any political subdivision thereof, or under any international convention or treaty.

                           (f) All prepaid expenses, advance payments, deposits
                  and claims for refund, credit, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment relating to the Hosted Business;

                           (g) All claims and rights of Seller under insurance
                  policies in respect of any Purchased Assets and the Assumed Liabilities (as defined in SECTION 3), and all causes of action, judgments, claims and demands relating to any Purchased Assets and the Assumed Liabilities;

                           (h) All sales records, ledgers, files,
                  correspondence, documents, drawings, specifications, charts, plans, purchase records, customer lists, sales lead databases, supplier lists, advertising and promotional materials, production records, business plans, covenants not to compete, studies, reports, marketing materials, data and other records of Seller relating to the Hosted Business or developed by Seller for exclusive use in the Hosted Business; all records regarding the Occupational Safety and Health Act and other governmental examinations and clearances related to the Hosted Business; provided, however, that Seller may make and retain copies of any records transferred to Buyer;

                           (i) All amounts earned for services performed after
                  the last day of the month of the Closing Date under ongoing contracts assigned to Buyer with customers of the Hosted Business; and



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                           (j) All other goodwill and other general intangibles
                  relating to the Hosted Business.

                  Except as hereinafter specifically provided, the Purchased Assets will be transferred by Seller to Buyer in accordance with this Agreement free and clear of all liens, security interests or encumbrances, other than (i) liens for taxes not yet due and payable and (ii) other liens, charges or encumbrances incidental to the conduct of the Hosted Business in the ordinary course or the ownership of the Purchased Assets that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that do not in the aggregate materially detract from the value of the Purchased Assets or materially impair or interfere with the use thereof in the operation of the Hosted Business (collectively, the "PERMITTED ENCUMBRANCES"). For the avoidance of doubt, no lien, charge or encumbrance of (i) B&L Financial, Inc., (ii) Security State Bank or
         (iii) Timothy G. Jameson or Geri L. Jameson constitutes a "Permitted Encumbrance."

                  1.2 Excluded Assets. Except for the property, assets and rights specifically described in SECTION 1.1 of this Agreement as included in the Purchased Assets, all of Seller's other property, assets and rights are excluded from sale to Buyer (the "EXCLUDED ASSETS"), including, but not limited to:

                           (a) Cash and cash equivalents;

                           (b) All securities owned by Seller;

                           (c) All rights of Seller under any claims, deposits,
                  prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off and rights of recoupment (including any such items relating to the payment of taxes) not directly relating to the Purchased Assets, including without limitation, any federal or state income tax refund;

                           (d) All accounts, notes or other receivables due to
                  Seller;

                           (e) All amounts earned for services performed,
                  whether billed or unbilled, through the month of the Closing Date under ongoing contracts with customers of the Hosted Business;

                           (f) The corporate charter, qualifications to conduct
                  business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, general ledgers, tax returns, seals, minute books, stock transfer books and similar documents of Seller relating to the organization, maintenance and existence of Seller as a corporation (provided that Buyer shall have access thereto to the extent reasonably necessary for the operation of the Hosted Business and the preparation of tax returns and financial statements of Buyer following the Closing Date);

                           (g) Any of the rights of Seller under this Agreement
                  or any other agreement between Seller and Buyer entered into on or after the date of this Agreement in accordance with the terms hereof; and



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                           (h) All of Seller's rights under the Red Wing
                  Agreement and all of the assets relating to or used in connection with the Red Wing Business or which are subject to the Red Wing Agreement.

         2. PURCHASE CONSIDERATION.

                  2.1 Generally. The aggregate consideration to be paid for the Purchased Assets shall be an amount equal to the sum of $650,000 (the "PURCHASE PRICE").

                  2.2 Payment of Purchase Price. At the Closing, against delivery to the Buyer of appropriate instruments of transfer, conveyance and assignment with respect to the Purchased Assets, the Buyer shall pay the Purchase Price by delivering a check made payable to Seller.

                  2.3 Allocation of Purchase Price. Buyer and Seller shall agree on the manner in which the Purchase Price (and other capitalizable costs of the transactions contemplated by this Agreement) shall be allocated to the Purchased Assets (the "PURCHASE PRICE ALLOCATION"). Neither Seller nor Buyer will take a position inconsistent with the Purchase Price Allocation for all federal, state, local and foreign tax purposes for any tax years or periods, including the determination of taxable gain or loss on the sale of the Purchased Assets.

         3. ASSUMPTION OF LIABILITIES. Except as hereinafter specifically provided, Buyer shall not assume any liabilities or obligations of Seller and Seller shall be solely liable for all liabilities and obligations arising from or in connection with ownership of the Purchased Assets or operation of the Hosted Business prior to the Closing Date, whether or not reflected in its books and records. Subject to the conditions of this Agreement, on the Closing Date, Buyer shall assume only the following liabilities and obligations of Seller (collectively, the "ASSUMED LIABILITIES"):

                  (i)      Obligations of Seller arising under the Service
                           Contracts;

                  (ii)     Obligations of Seller under the Purchase Orders;

                  (iii) Obligations of Seller arising from and after the Closing Date under the Contracts; and

                  (iv) Warranty obligations of Seller related to or arising from the Hosted Business.

         4. CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Maslon Edelman Borman & Brand, LLP, 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402, at 2:00 p.m. on March 14, 2003 or such time as Buyer and Seller may mutually agree (the "CLOSING DATE"). At the Closing (a) Buyer shall (i) deliver to Seller the Purchase Price, together with the amounts contemplated by SECTION 10.2 hereof, in immediately available funds (ii) deliver to Seller the various certificates, instruments and documents referred to in
SECTION 9, (iii) deliver to Seller the Assignment and Assumption Agreement in the form of Exhibit A hereto (the "ASSIGNMENT AND ASSUMPTION AGREEMENT") and such other assumptions as Seller may reasonably request to evidence the

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assumption by Buyer of the Assumed Liabilities, and (iv) deliver to Seller the
Termination Agreement in substantially the form attached as Exhibit B hereto, and (b) Seller shall (i) deliver to Buyer the Assignment and Assumption Agreement and such bills of sale, assignments and other documents of transfer reasonably required to transfer to Buyer the interest of Seller in the Purchased Assets, (ii) deliver to Buyer the various certificates, instruments and documents referred to in SECTION 8, and (iii) deliver to Buyer the Termination Agreement.

         5. LABOR AND EMPLOYMENT MATTERS. Immediately following the Closing, Buyer shall offer employment, contingent on the Closing and effective as of the Closing Date, to each person who is employed by the Seller in the conduct of the Hosted Business and who is listed on SCHEDULE 5 (the "HIRED EMPLOYEES") on terms and conditions established by the Buyer, provided that each such person shall be hired and employed for a minimum of sixty (60) days following the Closing Date at a salary at least equal to the individual's salary in effect as of February 1, 2003, as listed on SCHEDULE 5, unless otherwise agreed by such individual. In the event Buyer terminates the employment of any of the Hired Employees within one (1) year from the Closing Date, Buyer agrees to pay to such employees a severance equal to one (1) month's salary. On the Closing Date, or as soon as practicable thereafter, but in no event later than the earlier of the date required by applicable law or the date that would otherwise have been the next regularly scheduled payday for each such person, Seller shall pay each such person all accrued wages, salary, commission, bonus, accrued vacation and other required employee compensation payments for all periods through the Closing Date.

         6. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Buyer that, except as provided herein:

                  6.1 Corporate Organization-Seller. Seller is a corporation duly organized and validly existing, is in good standing under the laws of the State of Minnesota, and has the power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to own its properties and carry on its business as now being conducted. True and correct copies of the Articles of Incorporation, as amended to date, and Bylaws of Seller have been made available to Buyer.

                  6.2 Qualification to do Business. Seller is duly qualified to do business and is in good standing under the laws of the State of Minnesota. The conduct of the Hosted Business as currently conducted by Seller does not require Seller to be qualified to do business in any jurisdictions other than the State of Minnesota.

                  6.3 Corporate Power. Seller has the power to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                  6.4 Corporate Authority. All actions on the part of the Seller necessary for the authorization, execution and delivery of this Agreement, the Assignment and Assumption Agreement, and the other agreements, documents and instruments contemplated hereby (collectively, the "TRANSACTION AGREEMENTS"), and the consummation of the transactions contemplated thereby, have been taken prior to the date hereof. The Transaction Agreements are, or when delivered will be, legal, valid and binding obligations of Seller, enforceable in accordance

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         with their respective terms except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally or (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity) (collectively, the "ENFORCEMENT EXCEPTIONS").

                  6.5 Conflicting Agreements, Governmental Consents. The execution and delivery by Seller of the Transaction Agreements, the consummation of the transactions contemplated thereby, and the performance or observance by the Seller of any of the terms or conditions thereof will not (a) conflict with, or result in a breach or violation of the terms or conditions of, or constitute a default under, or result in the creation of any lien on any of the Purchased Assets pursuant to, the Articles of Incorporation or Bylaws of Seller, any award of any arbitrator, or any indenture, contract or agreement (including any agreement with security holders), instrument, order, judgment, decree, statute, law, rule or regulation to which Seller or the Purchased Assets is subject, including any agreement with B&L Financial, Inc. or Timothy G. Jameson or Geri
L. Jameson or (b) require any filing or registration with, or any consent or approval of, any federal, state or local governmental agency or authority.

                  6.6 Actions, Suits, Proceedings. There are no requests, notices, investigations, claims, demands, actions, suits or other legal or administrative proceedings pending or, to the knowledge of Seller, threatened against Seller or any of their property in any court or before any federal, state, municipal or other governmental agency that, (a) if decided adversely to Seller, would have a material adverse effect upon the Hosted Business or Purchased Assets, (b) seek to restrain or prohibit the transactions contemplated by this Agreement or obtain any damages in connection therewith, or (c) in any way call into question the validity of the Transaction Agreements; nor is Seller in default with respect to any order of any court or governmental agency entered against it in respect of the Hosted Business or Purchased Assets.

                  6.7 No Material Violations. Seller is not in material violation of any applicable law, rule or regulation relating to the Hosted Business or any of the Purchased Assets. Seller has not received any communications containing any requests, notices, investigations, claims, demands, actions, administrative proceedings, hearings or other governmental claims or proceedings against Seller alleging or investigating the existence of any such violation.

                  6.8 Customers and Suppliers. SCHEDULE 6.8 lists all customers and material suppliers of Seller relating to the Hosted Business, referencing the Contracts with each such customer or supplier or, if such agreement is oral, in each case setting forth the material terms of the purchase or supply agreements with such customer or supplier including the effective date, term, price and quantity terms of such agreements.

                  6.9 Employee Plans. Set forth on SCHEDULE 6.9 is a list of all pension, profit sharing, retirement, stock purchase, stock option, bonus, incentive compensation and deferred compensation plans, all life, health, dental, accident or disability plans, workers' compensation and other insurance plans, all severance or separation plans, and any other employee benefit plans, practices, policies or arrangements of any kind, whether written or oral, that are maintained by Seller for the benefit of (or under which Seller has any obligations, whether absolute or contingent,

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to) any of Seller's employees (including former employees) engaged in the operation of the Hosted Business, including but not limited to any "employee benefit plan" that is subject to the Employee Retirement Income Security Act of 1974 ("ERISA") (individually a "PLAN" and collectively the "PLANS"). Seller has made available to Buyer true and correct copies of each of the Plans and of any related trust agreements, insurance contracts or other related agreements. Seller has also made available to Buyer, with respect to each of the Plans, the most recent summary plan description, if any. Each of the Plans complies in all material respects with ERISA, the Internal Revenue Code of 1986, as amended (the "CODE"), and all other statutes, rules and regulations, agreements and instruments by which it is governed, and no event has occurred that could result in the imposition of an excise tax, penalty or other liability on Seller, a Plan or any fiduciary with respect to a Plan. All applicable ERISA requirements as to the filing of reports, documents and notices regarding the Plans with the Department of Labor, the Internal Revenue Service and the Pension Benefit Guaranty Corporation, and the furnishing of such documents to participants and beneficiaries on or prior to the date hereof, have been complied with in all material respects. There are no actions, suits, investigations, or proceedings pending or, to the knowledge of Seller, threatened against the Plans or any fiduciaries thereof respecting their duties to the Plans or the assets or any trust under any of the Plans. At no time during the 72-month period preceding the Closing Date have the Seller or any entity aggregated with the Seller under
Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA maintained or contributed to any plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA, or any plan that is a defined benefit pension plan subject to Title IV of ERISA.

                  Buyer will not have any liability (whether actual, potential or contingent) on or after the Closing Date with respect to any Plan. Buyer also will not have any such liability on or after the Closing Date with respect to any plan, program or arrangement (i) that is not a Plan, (ii) that is or was maintained or contributed to by Seller or by any entity that is or was at any time in the past aggregated with Seller under Code Section 414, and (iii) that would be a Plan if it covered any employee engaged in the operation of the Hosted Business.

                  6.10 Labor Matters. There are no existing labor disputes or disturbances involving the Hosted Business that have a material adverse effect on the Hosted Business or the future prospects of the Hosted Business or the Purchased Assets. Except with respect to Jack A. Johnson, there are no existing employment agreements or collective bargaining agreements between Seller and any of the Hired Employees or any collective bargaining unit representing any such employees, and no such agreements are currently in the process of being negotiated. No petition has been filed or is pending with the National Labor Relations Board by any labor organization or any group of employees for an election or certification regarding the representation of any of the Hired Employees by a labor organization. There is no present solicitation or campaign by any labor organization or employee for the representation of Seller's employees and the Hired Employees by a labor organization.

                  6.11 Title to Personal Property. Seller has good title to or a valid leasehold in all personal property included in the Purchased Assets, free and clear of all mortgages, liens, pledges, charges and encumbrances, other than Permitted Encumbrances. For the avoidance of doubt, neither (i) B&L Financial, Inc., (ii) Security State Bank or (iii) Timothy G. Jameson or Geri L. Jameson have any lien or other claim on any of the Purchased Assets.


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                  6.12 Condition of Purchased Assets. All of the tangible
Purchased Assets necessary for the conduct of the Hosted Business are free from defects, have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

                  6.13 Contracts. SCHEDULE 1.1(d) sets forth correctly all contracts, indentures, guarantees, leases, commitments or other agreements related to the Hosted Business to which Seller is a party or by which either is bound except Purchase Orders. Seller and, to the knowledge of Seller, each other party thereto have substantially performed all obligations required to be performed by it to date, and are not in default in any material respect, under any of the instruments or agreements described above. Except for those instruments and agreements that by their terms may be terminated by third parties with a notice period of two months or less, as to which no representation with regard to assignment is made, and except for those instruments and agreements set forth on SCHEDULE 6.13 (the "UNASSIGNABLE AGREEMENTS"), the instruments and agreements described above that are to be assigned to Buyer hereunder are each in full force and effect and are assignable to Buyer without the consent of third parties, and Seller has not waived or assigned to any other person any of its rights thereunder. Seller has delivered to Buyer true and correct copies of all such contracts, indentures, guaranties, leases, commitments and other agreements.

                  6.14 Intellectual Property Rights.

                           (a) SCHEDULE 6.14(a) sets forth a complete and
                  accurate list of (i) all filed patent applications and patents issued with respect to the Intellectual Property, and all reissues, reexaminations and extensions thereof, and all divisionals, substitutions, renewals, continuations and continuations-in-part thereof; (ii) all filed trademark, service mark, and trade name applications and all registered trademarks and service marks, all reserved trade names, and all registered Internet domain names included in the Intellectual Property, and all extensions and renewals thereof; and (iii) all registered copyright applications and registered copyrights in the Intellectual Property, together with all renewals, extensions, reversions or restorations thereof and therefor (collectively, the "REGISTERED INTELLECTUAL Property"). All of Seller's rights, such as they are, in such Registered Intellectual Property are in full force and effect and will not expire or require renewal until the respective dates (if any) set forth on SCHEDULE 6.14(a). All statements and representations made by Seller in any pending Intellectual Property applications, filings or registrations relating to the Hosted Business or Seller were true in all material respects as of the time they were made and remain true as of the date of this Agreement. Seller has delivered to Buyer true and complete copies of all copyright registrations, trademark registrations, patents, and any applications therefor, or filings related thereto, made by or on behalf of Seller relating in any way to the Intellectual Property or the Hosted Business.

                           (b) The documentation and the source code with its
                  embedded commentary, descriptions and indicated authorships, the specifications and the other informational materials that describe the operation, functions and technical characteristics applicable to the Proprietary Software Products include sufficient documentation in the form of manufacturing and engineering plans, blueprints, designs, process instructions, formulae, quality assurance protocols and procedures and the like and are complete in all material respects, have

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                  been faithfully and accurately compiled in accordance with standards generally practiced by companies whose principal business is creation or development of software and are sufficient to permit persons who are reasonably skilled and proficient in the design, manufacture and sale of software products as now being produced to continue the same in the ordinary course of business and to support and maintain the products and services and enforce their rights to control or prevent use of such Proprietary Software Products by others. The Proprietary Software Products under development by Seller are being developed in accordance with standards generally practiced by companies whose principal business is creation or development of software.

                           (c) SCHEDULE 1.1(e) is an accurate and complete list
                  of Intellectual Property included in the Purchased Assets and represents all intellectual property and intellectual property rights as are necessary or useful for the ownership of the Software and the conduct of the Hosted Business as currently conducted.

                           (d) SCHEDULE 6.14(d) is a complete and accurate list
                  of each item of Intellectual Property included in the Purchased Assets that any third party owns and that Seller has the right to use pursuant to a license, sublicense, or other agreement, including off-the-shelf software, together with a list of such agreements. Except for the Unassignable Reseller Agreements set forth on SCHEDULE 6.13, each agreement specified on SCHEDULE 6.14(d) is legal, valid, binding, enforceable, and in full force and effect, and Seller is not in breach, and no circumstances or grounds exist that would give rise to a claim of breach or right of rescission, termination, revision or amendment of any of such agreements, including, without limitation, the signing of this Agreement or the Closing. Seller has sole, exclusive, valid and unencumbered title to rights granted in the agreements listed on SCHEDULE 6.14(d) and has not granted any liens, mortgages, encumbrances, licenses or other rights thereon or therein except as disclosed on SCHEDULE 6.14(d). Except as disclosed on SCHEDULE 6.14(d), Seller is not obligated to pay royalties, fees, or other payments to any owner of, applicant for, licensor of, or other claimant to any of the Intellectual Property included in the Purchased Assets.

                           (e) Except for the Intellectual Property listed on
                  SCHEDULE 6.14(d), Seller owns sole, exclusive, valid, clear and unencumbered title to all Intellectual Property included in the Purchased Assets, and has not granted any liens, mortgages, encumbrances, licenses or other rights thereon or therein.

                           (f) Except as disclosed on SCHEDULE 6.14(d), Seller
                  has not sold, assigned, conveyed or otherwise transferred, by oral or written agreement, expressly or impliedly, any rights, title or interest in or to the Intellectual Property. Seller has delivered to Buyer a true and complete copy of each agreement disclosed on SCHEDULE 6.14(d), including, without limitation, all amendments, waivers or other changes thereto.

                           (g) Except for the Unassignable Reseller Agreements,
                  Seller has full right, power and authority to sell, transfer, assign, convey and deliver to Buyer all of the Intellectual Property included in the Purchased Assets. Except for the Unassignable Reseller Agreements, if the consent of any third party is required before Seller may rightfully transfer or assign its rights in any Intellectual Property owned by a third party, Seller has obtained such written consent and has delivered a true and complete copy of the document evidencing such consent to Buyer. Except as set forth on SCHEDULE 6.14(g), the Intellectual Property does not infringe any Patents, Copyrights, Trademarks or Trade Secrets or other proprietary rights of any third party. No consents, rights or licenses are required from any third party to exercise any rights with respect to the Intellectual Property, except as disclosed on
                  SCHEDULE 6.14(d). Seller is not infringing upon, and has not in the past infringed upon, any known right or claimed right of any person or entity under or with respect to any Intellectual Property included in the Purchased Assets (nor has Seller received written notice with respect to any of the foregoing). In connection with the operation of the Hosted Business, Seller is not unlawfully using and has not unlawfully used any confidential information, trade secrets or proprietary information of others.

                           (h) Seller has not received any communications
                  alleging any interference, opposition, cancellation, reexamination or other contest, proceeding, action, suit, hearing, investigation, charge, complaint, demand, notice, claim, dispute nor any claim of infringement, misappropriation or other violation by Seller of any intellectual property or other proprietary rights of any other individual or entity relating to the Purchased Assets or the Hosted Business pending or, to the knowledge of Seller, threatened against Seller. Seller is not currently evaluating any intellectual property of another person or entity (and have not conducted any such evaluations in the past five years) to determine whether a license thereof is necessary or desirable with respect to the Hosted Business or whether such intellectual property may otherwise have a material adverse effect on the Hosted Business or Purchased Assets. No governmental agency or authority has disputed Seller's right to obtain or continue registration of any Intellectual Property of Seller included in the Purchased Assets where Seller has applied for such registration, except where such dispute has been resolved in favor of issuing or continuing such registration. Except as set forth on SCHEDULE 6.14(h), Seller has no reason to believe that (i) any of the Intellectual Property included in the Purchased Assets and owned or used by Seller in the Hosted Business is invalid or unenforceable (whether due to the existence of prior art, inequitable conduct such as patent fraud or misuse, prior use or creation, abandonment or otherwise), or (ii) any pending applications of Seller for patents or for registration of other Intellectual Property included in the Purchased Assets will be denied or will be materially restricted or conditioned, or any prior art or other information or circumstance exists which would cause such denial, restriction or condition. All payments to governmental agencies required to maintain the effectiveness of any patents or any Registered Intellectual Property included in the Purchased Assets have been timely paid.

                           (i) Seller has no agreement to indemnify any
                  individual or entity against any charge of infringement of any Intellectual Property included in the Purchased Assets, other than indemnification provisions normal and usual for Seller's industry contained in Purchase Orders or Contracts arising in the ordinary course of business.

                           (j) Employees and consultants of Seller have
                  performed all computer programming with respect to the Intellectual Property included in the Purchased Assets and employees and consultants of Seller have authored all user documentation. Each individual and entity, including each employee, agent, consultant, and contractor, who has contributed to or participated in any way in the conception, creation, reduction to practice and/or development of the Intellectual Property included in the Purchased Assets was at the time of such contribution or participation (i) a party to and bound by a valid, enforceable, duly executed agreement with Seller containing appropriate confidentiality provisions, standard "work-made-for-hire" provisions, in accordance with applicable law, and a valid written assignment in favor of Seller as assignee that has conveyed to Seller all right, title and interest in and to all worldwide intellectual rights in the Copyrights, Patents, Trademarks, Trade Secrets and other intellectual property created, conceived, reduced to practice and/or developed by such individual or entity in connection with the Software or the Hosted Business, including, without limitation, all worldwide copyrights and patent rights therein and thereto; or
                  (ii) a genuine employee (and not a subcontractor) of an entity described in subsection (i) of this sentence bound by a valid, enforceable, duly executed agreement with such entity containing appropriate confidentiality provisions, standard "work-made-for-hire" provisions, in accordance with applicable law, and a valid written assignment in favor of such entity (for the benefit of Seller) or in favor of Seller directly, as assignee, that has conveyed to Seller all rights, title and interests in and to all worldwide intellectual rights in the Copyrights, Patents, Trademarks, Trade Secrets and other intellectual property created, conceived, reduced to practice and/or developed by such individual in connection with the Software or the Hosted Business, including, without limitation, all worldwide copyrights and patent rights therein and thereto. Except as set forth on SCHEDULE 6.14(j), no subcontractors of any person or entity have contributed to or participated in the conception, creation, reduction to practice and/or development of the Intellectual Property included in the Purchased Assets. SCHEDULE 6.14(j) sets forth the names and addresses of all entities and persons who have performed work for Seller related to the Intellectual Property and/or the Hosted Business, a description of the work performed by each such person, and the dates on, or time period(s) during, which each such person performed such work. Seller has delivered to Buyer a true and complete copy of each agreement under which each such person performed work for Seller related to the Intellectual Property and/or the Hosted Business.

                           (k) Except as disclosed on SCHEDULE 6.14(k), no
                  Intellectual Property of Seller included in the Purchased Assets has been escrowed or stored, or is required to be escrowed or stored, on behalf of or for the benefit of any person or entity. No person or entity other than Seller and its employees and consultants who have a "need to know" in connection with the performance of their duties to Seller has access or rights to the source code of the Software.

                           (l) Seller has used and is using commercially
                  reasonable methods to protect Seller's intellectual property rights. To the knowledge of Seller, in no instance has the eligibility of the Intellectual Property for protection under applicable copyright or trademark law been forfeited to the public domain by omission of any required mark, notice or any other actions. Seller has promulgated and used commercially reasonable efforts to enforce a commercially reasonable trade secrets protection program. Without limiting the foregoing, Seller has taken all commercially reasonable precautions to protect the source code and documentation relating to the Proprietary Software Products from disclosure except to employees and consultants of Seller who had "a need to know" the contents thereof in connection with the performance of their duties to Seller and who had been instructed (in the case of third parties, pursuant to a duly executed confidentiality agreement) to maintain the confidentiality of the Proprietary Software Products.

                  6.15 Warranties. SCHEDULE 6.15 lists all agreements of Seller that contain written product warranties issued or made by Seller in connection with the license of any product or the rendition of any service relating to the Purchased Assets. Seller has made no oral warranties to any of Seller's customers or potential customers of the Hosted Business. Seller has no knowledge of any existing or threatened material claim, or any facts upon which a material claim could be based, against Seller for software or other products that are defective, defectively designed or otherwise fails to satisfy the terms of any product warranty. No material warranty or other claims of a similar nature have been made against Seller related to the Purchased Assets.

                  6.16 Licenses and Permits. There are no permits granted to or by Seller in connection with the operation of the Hosted Business.
         SCHEDULE 6.16 describes all material licenses granted to Seller in connection with the operation of the Hosted Business by any federal, state, provincial or local government or an agency thereof. Seller has all material licenses and permits required by law or otherwise necessary for the proper operation of the Hosted Business. All licenses and permits granted to Seller are in full force and effect, and no action to terminate, withdraw, not renew or materially limit or otherwise change any such license or permit is pending or has been threatened by any governmental agency or other party. The consummation of the transactions contemplated by this Agreement will not violate the provisions of, or require Buyer to reapply for, any such license or permit. Seller has delivered to Buyer true and correct copies of all such licenses and permits.

                  6.17 Taxes. Seller has filed all federal, state and local tax returns required to be filed by it, and has paid all federal, state and local income, profits, franchise, sales, use, property, excise, payroll, and other taxes and assessments (including interest and penalties) to the extent that such have become due. No claims for additional taxes have been asserted against Seller and no audits are pending with respect to any tax liabilities of Seller.

                  6.18 Capital Projects. No construction or other capital projects are in progress, have been contracted for or, to the knowledge of Seller, are required by applicable law or regulation in connection with the operation of the Hosted Business.

                  6.19 Sufficiency of Purchased Assets. The Purchased Assets constitute, and on the Closing Date will constitute, all of the assets or property necessary for the operation of the Hosted Business as it is currently conducted.

                  6.20 Trade Allowance. Seller does not have in effect any trade allowance, billback, rebate, discount or similar program with its customers. No supplier of Seller has in effect, or has had in effect, and Seller has received no payments under, any trade allowance, billback, rebate, discount or similar program pursuant to which Seller has any actual or contingent right to receive payment.

                  6.21 Brokers and Finders. Seller has not has retained or engaged any broker, finder or other financial intermediary in connection with the transaction contemplated by this Agreement.

                  6.22 Full Disclosure. No representation or warranty by Seller contained in this Article 6 contains any untrue statement of material fact, or omits any material fact necessary to make the representations or warranties contained herein not misleading.

         7. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Seller as follows:

                  7.1 Corporate Organization. Buyer is a corporation duly organized and validly existing, is in good standing under the laws of the State of Minnesota and each has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. True and correct copies of the Articles of Incorporation (as amended to date) and Bylaws of Buyer have been made available to Seller.

                  7.2 Conflicting Agreements, Governmental Consents. The execution and delivery by Buyer of the Transaction Agreements to be executed by it, the consummation of the transactions contemplated thereby and the performance or observance by Buyer of any of the terms or conditions thereof will not (a) conflict with, or result in a breach or violation of the terms or conditions of, or constitute a default under, its Articles of Incorporation or Bylaws, any award of any arbitrator, or any indenture, contract or agreement (including any agreement with shareholders), instrument, order, judgment, decree, statute, law, rule or regulation to which either Buyer is subject, or
         (b) require any filing or registration with, or any consent or approval of, any federal, state or local governmental agency or authority.

                  7.3 Corporate Power. Buyer has the corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                  7.4 Corporate Authority. All corporate action on the part of Buyer necessary for the authorization, execution and delivery of the Transaction Agreements, and the consummation of the transactions contemplated thereby, have been taken prior to the date hereof. The Transaction Agreements are, or when delivered will be, legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms except that the enforcement thereof may be limited by the Enforcement Exceptions.

                  7.5 Brokers and Finders. Buyer has not retained any broker, finder or other financial intermediary in connection with the transactions contemplated by this Agreement.

                  7.6 Full Disclosure. No representation or warranty by Buyer contained in this Article 7 contains any untrue statement of material fact, or omits any material fact necessary to make the representations or warranties contained herein not misleading.

         8. CONDITIONS TO OBLIGATION OF BUYER TO CLOSE. The obligation of Buyer to effect the closing of the transactions contemplated by this Agreement is subject to the satisfaction or written waiver prior to or at the Closing of the following conditions:

                  8.1 Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on the Closing Date, as if made on the Closing Date.

                  8.2 Observance and Performance. Seller shall have observed and performed in all material respects all covenants and agreements required by this Agreement to be observed or performed by Seller on or prior to or at the Closing Date.

                  8.3 Intentionally omitted.

                  8.4 Verification of Operating Results. Buyer shall have been afforded the opportunity to review the invoices, purchase documents relating to the cost of goods sold, production expenses and sales expenses of Seller related to the Hosted Business in order to determine the results of operations of the Hosted Business, and shall have concluded that such results of operations are consistent in all material respects with the results of operations for such periods heretofore disclosed by Seller to Buyer.

                  8.5 Searches. Buyer shall have received, as of a date no more than five (5) days prior to the Closing Date, Uniform Commercial Code Searches against Seller from the Secretary of State of Minnesota and from such other states and/or counties as Buyer shall reasonably request, together with tax lien and judgment searches, in each case certified by a reporting service satisfactory to Buyer. Seller shall have obtained valid releases or terminations of any and all liens, security interests and encumbrances against the Assets other than Permitted Encumbrances and shall have delivered to Buyer evidence of such releases or terminations satisfactory to Buyer.

                  8.6 Condition of Purchased Assets. The Purchased Assets shall be functional for their intended purpose in all material respects on the Closing Date.

                  8.7 Consents of Third Parties; Termination of Unassignable Agreements. Buyer shall have received duly executed copies of any consents necessary to permit the assignment of the contracts, leases, commitments and agreements set forth on SCHEDULE 6.13, except for the Unassignable Agreements. Seller shall have delivered termination notices for all of the Unassignable Agreements.

                  8.8 Notices. Seller shall have made all filings and registrations with all federal, state and local governmental agencies or authorities required to be made by Seller in connection with the execution and delivery hereof and the consummation of the transactions contemplated hereby.

                  8.9 Regulatory Approvals. Buyer shall have received all authorizations, consents and approvals of governments and governmental agencies required in connection with the transactions contemplated by this Agreement.

                  8.10 Secretary's Certificate. Seller shall have delivered to Buyer copies of all necessary corporate resolutions authorizing the execution, delivery and performance by Seller of this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby, certified to be true, correct, complete, unchanged and in full force and effect on the Closing Date by the Secretary or an Assistant Secretary of Seller, accompanied by such other certifications by such Secretaries as are requested by Buyer, in a form acceptable to Buyer.

                  8.11 Copies of Documents. Buyer shall have received accurate and complete copies of all documents and instruments listed in any of the schedules or exhibits to this Agreement (and of any amendments, waivers or similar supplementary materials related thereto).

                  8.12 Legal Opinion. Buyer shall have received an opinion, dated as of the Closing Date, in form and substance acceptable to Buyer, from Maslon Edelman Borman & Brand, LLP, counsel to Seller.

                  8.13 No Legal Actions. No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and no person, firm, corporation or governmental agency shall have instituted an action or proceeding which shall not have been previously dismissed seeking to restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement.

                  8.14 Closing Documents. Buyer shall have received such bills of sale, assignments and other documents of transfer, in a form acceptable to Buyer, reasonably required to transfer to Buyer the interests of Seller in the Purchased Assets consistent with the terms of this Agreement.

                  8.15 Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be reasonably satisfactory in form and substance to Buyer and its counsel.

         9. CONDITIONS TO OBLIGATION OF SELLER TO CLOSE. The obligation of Seller to effect the transactions contemplated by this Agreement is subject to the satisfaction or written waiver prior to or at the Closing of the following conditions:

                  9.1 Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on the Closing Date, as if made on the Closing Date.

                  9.2 Observance and Performance. Buyer shall have observed and performed in all material respects all covenants and agreements required by this Agreement to be observed or performed by Buyer on or prior to or at the Closing Date.

                  9.3 Intentionally omitted.

                  9.4 Secretary's Certificate. Buyer shall have delivered to Seller copies of all necessary corporate resolutions of Buyer authorizing the execution, delivery and performance by Buyer of this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby, certified to be true, correct, complete, unchanged and in full force and effect on the Closing Date by the Secretary or Assistant Secretary of Buyer accompanied by such other certifications by such Secretary as are requested by Seller, in a form acceptable to Seller.

                  9.7 Notices. Buyer shall have made all filings and registrations with all federal, state and local governmental agencies or authorities required to be made by Buyer in connection with the execution and delivery hereof and consummation of the transactions contemplated hereby.

                  9.8 Regulatory Approvals. Buyer shall have received all authorizations, consents and approvals of governments and governmental agencies required in connection with the purchase and sale contemplated by this Agreement.

                  9.9 Legal Opinion. Seller shall have received an opinion, dated as of the Closing date, in form and substance acceptable to Seller, from Faegre & Benson LLP, counsel to Buyer.

                  9.10 No Legal Actions. No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and no person, firm, corporation or governmental agency shall have instituted an action or proceeding which shall not have been previously dismissed seeking to restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement.

         10. OTHER COVENANTS.

                  10.1 Termination of License Agreement. Buyer and Seller have entered into that certain (a) Application Service Provider Software License Agreement dated December 28, 2001, (b) Software License Agreement dated April 8, 2002, and (c) Affiliate Agreement dated December 28, 2000 (collectively, the "LICENSE Agreements"). At the Closing, the parties shall execute and deliver a Termination and Release Agreement relating to the License Agreements in substantially the form attached hereto as EXHIBIT B (the "TERMINATION AGREEMENT"), which shall provide for the termination of the License Agreements and the mutual release of the parties for all claims arising under or relating thereto.

                  10.2 Payment of Seller Expenses. At or prior to the Closing, Buyer agrees to reimburse Seller for the expenses of Seller incurred in connection with the transactions contemplated hereby, not to exceed $150,000 in the aggregate, including the fees of Maslon Edelman Borman & Brand, LLP, not to exceed $25,000.

                  10.3 Termination of Unassignable Agreements. Buyer will take all actions necessary to terminate the Unassignable Agreements.

                  10.4 ERISA Matters. Seller will satisfy all obligations under
         Section 4980B of the Code, Part 6 of Subtitle B of Title I of ERISA, or any comparable law, relating to the continuation of health or other coverage to any employee or former employee of Seller (or any dependent or former dependent of such an employee or former employee) with respect to any qualifying event that occurred on or prior to the Closing Date (including any qualifying event that occurs on the Closing Date as a result of the consummation of the transactions contemplated by this Agreement), or that may occur after the Closing Date with respect to any employee benefit plan maintained by Seller after the Closing Date.

                  10.5 Termination of UCC Financing Statements. Within 20 days of the Closing Date, Seller will (a) take all actions necessary to terminate (i) UCC-1 Financing Statement File No. 2301692 in favor of B&L Financial, Inc. filed with the State of Minnesota on February 22, 2001 listing Seller as the debtor, (ii) UCC-1 Financing Statement File No. 2294123 in favor of Timothy G. Jameson and Geri L. Jameson filed with the State of Minnesota on January 24, 2001 listing Seller as the debtor, and (iii) UCC-1 Financing Statement File No. 1148311 in favor of Timothy G. Jameson and Geri L. Jameson filed with the County Recorder of Hennepin County, Minnesota on January 24, 2001 listing Seller as the debtor and (b) provide Buyer with evidence from the Secretary of State of the State of Minnesota and the County Recorder of Hennepin County, Minnesota that such UCC-1 Financing Statements have been terminated.

         11. INDEMNIFICATION.

                  11.1 Indemnification of Buyer. Seller and its successors and assigns agree to indemnify and hold harmless Buyer, its Affiliates (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) and their respective shareholders, directors, officers, employees and agents thereof (collectively, the "BUYER INDEMNITEES" and individually a "BUYER INDEMNITEE") against and with respect to:

                           (a) Any and all losses, injuries, damages,
                  deficiencies, liabilities, costs, penalties, interest, expenses and obligations, net of any offsetting gains, cost savings or recoveries directly related thereto (collectively, "LOSSES") directly or indirectly resulting or arising from the operation of the Hosted Business and/or the ownership of the Purchased Assets or from incidents or occurrences relating to the Hosted Business or the Purchased Assets, prior to the Closing, except for Losses relating to or resulting from the Assumed Liabilities;

                           (b) Without limiting the generality of the foregoing,
                  any and all Losses directly or indirectly resulting or arising from claims under any Plans, including without limitation, claims by any participant therein or dependent of such participant and claims by any governmental agency with respect thereto;

                           (c) Any and all Losses directly or indirectly
                  resulting or arising from any misrepresentation or breach of warranty on the part of the Seller, under this Agreement, the other Transaction Agreements or any certificate, document, agreement or instrument delivered pursuant hereto or thereto;

                           (d) Any and all Losses directly or indirectly
                  resulting or arising from any non-fulfillment of any covenant or agreement on the part of the Seller under this Agreement, the Transaction Agreements or any certificate, document, agreement or instrument delivered pursuant hereto or thereto;

                           (e) Except as provided in SECTION 10.2, any and all
                  Losses directly or indirectly resulting or arising from the termination of the employment of any employee of the Seller related in any way to this Agreement, the Transaction Agreements or the transactions contemplated thereby; and

                           (f) Any and all Losses directly or indirectly
                  resulting or arising from that certain Employment Agreement dated as of November 25, 2002 between Seller and Jack A. Johnson, the termination of Mr. Johnson's employment with Seller or any other obligation of Seller to Mr. Johnson; and

                           (g) Any and all demands, claims, actions, suits,
                  proceedings, assessments, judgments, costs and reasonable legal and other expenses incident to the foregoing.

         The indemnification obligations of Seller or their successors and assigns hereunder relate to indemnification for all Losses of a Buyer Indemnitee, regardless of whether such Loss arises from a third-party claim against such Buyer Indemnitee or otherwise.

         Notwithstanding anything to the contrary provided elsewhere in this
Agreement:

                  (i) The Seller or its successors and assigns will be liable to Buyer Indemnitees for amounts payable under this SECTION 11.1 (other than claims based on (A) fraud or intentional misrepresentations by Seller,
                           (B) a breach of Sections 6.11 and 10.5 by Seller or
                           (C) Losses relating to Section 11.1(f), as to which no deductible shall apply) only to the extent such amounts in the aggregate exceed $15,000 and in no event shall Seller or its successors and assigns be liable to Buyer Indemnitees under this SECTION 11.1 (other than claims based on (A) fraud or intentional misrepresentations by Seller, (B) a breach of Sections 6.11 and 10.5 by Seller or (C) Losses relating to Section 11.1(f), as to which no limitation shall apply) for amounts which exceed in the aggregate the Purchase Price;

                  (ii) The obligations of Seller and its successors and assigns under this Agreement to indemnify Buyer Indemnitees shall be of no force with respect to claims under this SECTION 11.1 as to which a Buyer Indemnitee has not given the Company written notice describing the basis for such claim in reasonable detail within twelve (12) months after the Closing Date.

                  11.2 Indemnification of Seller by Buyer. Buyer hereby agrees to indemnify and hold harmless Seller and its successors and assigns and all Affiliates of Seller and its shareholders, directors, officers, employees and agents thereof (collectively, the "SELLER INDEMNITEES" and individually, a "SELLER INDEMNITEE") against and with respect to:

                           (a) Any and all Losses directly or indirectly
                  resulting or arising from the operation of the Hosted Business and/or the ownership of the Purchased Assets, the Assumed Liabilities, the Hired Employees (only with respect to services provided by such employees following the Closing) or from incidents or occurrences relating to such business, assets, liabilities or employees subsequent to the Closing, except to the extent the Seller is obligated to indemnify Buyer therefor.

                           (b) Any and all Losses directly or indirectly
                  resulting or arising from any misrepresentation or breach of warranty on the part of Buyer under this Agreement, the other Transaction Agreements, or any certificate, document, agreement, or instrument delivered pursuant hereto or thereto;

                           (c) Any and all Losses directly or indirectly
                  resulting or arising from any non-fulfillment of any covenant or agreement on the part of Buyer under this Agreement, the other Transaction Agreements or any certificate, document, agreement, or instrument delivered pursuant hereto or thereto;

                           (d) Any and all demands, claims, actions, suits,
                  proceedings, assessments, judgments, costs and reasonable legal and other expenses incident to the foregoing.

         The indemnification obligations of Buyer hereunder relate to indemnification for all Losses of a Seller Indemnitee, regardless of whether such Loss arises from a third-party claim against such Seller Indemnitee or otherwise.

         Notwithstanding anything to the contrary provided elsewhere in this
Agreement:

                  (i) Buyer shall be liable to the Seller Indemnitees for amounts payable under this SECTION 11.2 (other than claims based on fraud or intentional misrepresentations by Buyer, as to which no deductible shall apply) only to the extent such amounts in the aggregate exceed $15,000 and in no event shall Buyer be jointly liable to the Seller Indemnitees under this SECTION 11.2 (other than claims based on fraud or intentional misrepresentations by Buyer, as to which no limitation shall apply) for amounts which exceed in the aggregate the Purchase Price;

                  (ii) The obligations of Buyer under this Agreement to indemnify the Seller Indemnitees shall be of no force or effect with respect to claims under this SECTION
                           11.2 as to which a Seller Indemnitee has not given Buyer written notice describing the basis for such claim in reasonable detail within twelve (12) months after the Closing Date.

                  11.3 Investigation Not a Defense. No investigation by Buyer or its accountants, attorneys, financial advisors or personnel prior to, pursuant to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Seller contained in this Agreement or any other Transaction Agreements. No investigation by Seller or their accountants, attorneys, financial advisors or personnel prior to, pursuant to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Buyer contained in this Agreement or any other Transaction Agreements.

                  11.4 Procedure for Indemnification. If a third-party claim is made against a Seller Indemnitee or a Buyer Indemnitee, and if such indemnitee believes that such claim could give rise to a right of indemnification, then such Seller Indemnitee or Buyer Indemnitee (an "INDEMNITEE") shall give written notice to the party obligated to provide indemnification hereunder (an "INDEMNIFYING PARTY") of such claim as soon as reasonably practicable after such Indemnitee has received notice thereof (provided that failure to give timely notice shall not limit the indemnification obligations of the Indemnifying Party hereunder except to the extent that the delay in giving, or failure to give, such notice has a material adverse effect upon the ability of the Indemnifying Party to defend against the claim). The Indemnifying Party shall defend such claim, at the Indemnifying Party's own expense and with counsel selected by the Indemnifying Party and reasonably satisfactory to such Indemnitee, provided that an Indemnitee shall at all times also have the right to fully participate in the defense at its own expense (and may retain its own counsel at the expense of the Indemnifying Party if it shall determine that representation of it and the Indemnifying Party by the same counsel would present a conflict). If the Indemnifying Party shall fail to defend such claim within 10 days after notice thereof shall have been given by an Indemnitee to the Indemnifying Party or if the Indemnifying Party shall not diligently pursue such a defense, such Indemnitee shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the claim on behalf, for the account, and at the risk and expense (including without limitation the payment of the reasonable attorneys' fees of such Indemnitee regardless of whether the Indemnitee prevails against the third party claim) of the Indemnifying Party. If the Indemnifying Party assumes the defense of such claim, the obligation of the Indemnifying Party hereunder as to such claim shall include taking all steps necessary in the defense or settlement of such claim.

                  The Indemnifying Party shall not consent to the entry of any judgment or settle or compromise any third-party demands, claims, actions, suits or proceedings for which an Indemnitee has sought indemnification from the Indemnifying Party unless it shall have given such Indemnitee not less than 15 days prior written notice of the proposed consent, settlement or compromise, and afforded such Indemnitee an opportunity to consult with the Indemnifying Party regarding the proposed consent, settlement or compromise, and shall not consent to the entry of any judgment or enter into any settlement or compromise without the approval of such Indemnitee. An Indemnitee shall not unreasonably withhold or delay its approval of a proposed consent, settlement or compromise. In determining whether to give its approval, an Indemnitee may consider whether the proposed consent, settlement or compromise includes as an unconditional term thereof the giving by the claimant to such Indemnitee of a release from all liability in respect of such claim except the liability satisfied by the Indemnifying Party.

         12. MISCELLANEOUS.

                  12.1 Expenses. Except as set forth in SECTION 10.2 hereof, each party shall pay all of the costs and expenses incurred by it in negotiating and preparing this Agreement (and all other agreements, certificates, instruments and documents executed in connection herewith), in performing its obligations under this Agreement, and in otherwise consummating the transactions contemplated by this Agreement, including without limitation its attorneys' fees and accountants' fees.

                  12.2 Survival. All representations, warranties and covenants of the parties contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until twelve (12) months after the Closing Date, whereupon such representations, warranties and covenants will expire (except for covenants that by their terms survive for a longer period); provided, however, that the foregoing shall not bar the parties hereto, and their respective successors and assigns, from asserting at any time thereafter any cause of action based on the untruth or inaccuracy of any other representation or warranty made herein or in any written statement, certificate or schedule furnished hereunder with an intent to deceive or defraud or with reckless disregard for the truth or accuracy thereof, and further provided that any representation or warranty that would otherwise terminate on such date will continue to survive with respect to a claim for indemnity made under SECTIONS 11.1 or 11.2 on or prior to such dates, until such claim has been satisfied or otherwise resolved.

                  12.3 Assignment. Any party hereto without the prior written consent of the other party may not assign this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns, and no person, firm or corporation other than the parties, their successors and permitted assigns shall acquire or have any rights under or by virtue of this Agreement.

                  12.4 Covenant of Further Assurances. From time to time after the Closing, without further consideration, Seller will execute and deliver such other instruments of transfer and take such other actions as Buyer may reasonably require to transfer the Purchased Assets to, and vest title of the Purchased Assets in, Buyer, and to put Buyer in possession of the Purchased Assets. Without limiting the foregoing, Seller shall execute and deliver such instruments and take such other actions as Buyer may reasonably request in connection with Buyer's efforts to obtain patent, copyright, trademark or other statutory protection for any part of the Intellectual Property. In the event that it shall be necessary for Seller to qualify to do business as a foreign corporation in any state after the Closing in order for Buyer to enforce any material claim, Seller shall so qualify promptly upon written request of Buyer.

                  12.5 Bulk Transfer Law. Buyer and Seller each hereby waive compliance by Seller with the provisions of the "bulk sales," "bulk transfer" or similar laws of any state.

                  12.6 Public Announcement. From and after the date hereof, no party to this Agreement shall release information to the public concerning this Agreement or the transactions contemplated herein without the prior written consent of the other party unless required by law, judicial or administrative order, or rule or regulation of the SEC or any applicable securities exchange and full opportunity for prior consultation is afforded to the other party to the extent practicable.

                  12.7 Entire Agreement. This Agreement, including the exhibits and schedules attached to this Agreement, and the other Transaction Agreements constitute the entire agreement and understanding among Seller and Buyer with respect to the sale and purchase of the Purchased Assets and the other transactions contemplated by this Agreement. All prior representations, understandings and agreements between the parties with respect to the purchase and sale of the

         Purchased Assets and the other transactions contemplated by this Agreement are superseded by the terms of this Agreement.

                  12.8 Amendment and Waiver. Any provision of this Agreement may be amended or waived only by a writing signed by the party against which enforcement of the amendment or waiver is sought.

                  12.9 Choice of Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Minnesota, without regards to the conflict of laws provisions thereof, as though all acts and omissions related to this Agreement occurred in the State of Minnesota.

                  12.10 Jurisdiction and Venue. Seller and Buyer irrevocably consent to the exclusive jurisdiction of the state and federal courts located in Hennepin County, Minnesota, in any actions arising out of or relating to this Agreement, and waive any other venue to which either party might be entitled by domicile or otherwise.

                  12.11 Severability. The provisions of this Agreement shall, where possible, be interpreted so as to sustain their legality and enforceability, and for that purpose the provisions of this Agreement shall be read as if they cover only the specific situation to which they are being applied. The invalidity or unenforceability of any provision of this Agreement in a specific situation shall not affect the validity or enforceability of that provision in other situations or of other provisions of this Agreement.

                  12.12 Facsimile Signature and Counterparts. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be considered an original.

                  12.13. Notices. All notices given pursuant to this Agreement shall be in writing and shall be delivered by hand or sent by United States registered mail, postage prepaid, addressed as follows (or to another address or person as a party may specify on notice to the other):

                  (i)      If to Buyer:

                           Stellent, Inc.
                           7777 Golden Triangle Drive
                           Eden Prairie, Minnesota  55344
                           Attention: Gregg A. Waldon
                           Telephone: (952) 903-2003
                           Facsimile: (952) 829-5424
                           with a copy to:

                           Faegre and Benson LLP
                           2200 Wells Fargo Center
                           90 South Seventh Street
                           Minneapolis, Minnesota  55402
                           Attention: Kris Sharpe
                           Telephone: (612) 766-7000
                           Facsimile: (612) 766-1600

                  (ii)     If to Seller:

                           Active IQ Technologies, Inc.
                           5720 Smetana Drive, Suite 101
                           Minnetonka, Minnesota 55343
                           Attention: Chief Executive Officer
                           Telephone:  (952) 345-6600
                           Facsimile:  (952) 345-6601

                           With a copy to:

                           Maslon Edelman Borman & Brand, LLP
                           3300 Wells Fargo Center
                           90 South Seventh Street
                           Minneapolis, Minnesota 55402-4140
                           Attention: William M. Mower, Esq.
                           Telephone:  (612) 672-8200
                           Facsimile:  (612) 642-8358

                  12.14 Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their successors and permitted assigns, and nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies of any nature under or by reason of this Agreement; provided, however, that the Hired Employees are intended third party beneficiaries with respect to Buyer's agreements and obligations set forth in Section 5 hereof.

                  12.15 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  12.16 Remedies. Except as otherwise provided in Section 10, nothing contained herein is intended to or shall be construed so as to limit the remedies which any party may have against the other in the event of a breach by any party of any representation, warranty, covenant or agreement made under or pursuant to this Agreement, it being intended that any remedies shall be cumulative and not exclusive.

                  12.17 Knowledge of the Parties. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the best knowledge or to the knowledge of any of the parties hereto, each of the parties hereto acknowledges and confirms that, as to the matters that are the subject of such representations and warranties, such party has made all appropriate inquiries of officers and appropriate additional executives of such party (and inquiries of such other individuals as, based on the results of the inquiries and knowledge of such party's officers and other appropriate executives, a reasonable person would deem prudent) and, when the results of such inquiries indicated it to be prudent, has reviewed all appropriate books and records of such party, but the terms "knowledge" and "best knowledge" shall not mean, require or imply that the representing party has made any further investigation or inquiry.



     Remainder of Page Left Intentionally Blank -- Signature Page to Follow

         The parties have caused this Asset Purchase Agreement to be executed and delivered by their duly authorized officers as of the date and year first above written.

BUYER:                                        STELLENT, INC.


                                              By:  /s/ Gregg A. Waldon
                                                  ------------------------------
                                                   Gregg A. Waldon
                                                   Chief Financial Officer


SELLER:                                       ACTIVE IQ TECHNOLOGIES, INC.


                                              By:  /s/ Jack A. Johnson
                                                  ------------------------------
                                                   Jack A. Johnson
                                                   President and Chief Executive
                                                     Officer








[Pursuant to Item 601(b)(2) of Regulation S-K, certain the foregoing exhibits and schedules have been omitted from this agreement. The Registrant will furnish a copy of any omitted schedule or exhibit to the Commission upon request.]